                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                     EXHIBIT 12
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
                                                                FOR THE THREE
                                                                   MONTHS
                                                               ENDED MARCH 31,        FOR THE YEARS ENDED DECEMBER 31,
                                                               ---------------    ----------------------------------------
                                                            1996       1995       1995       1994    1993    1992     1991
                                                            ----       ----       ----       ----    ----    ----     ----
                                                                       C>
(IN THOUSANDS)
Earnings (loss) before income taxes and
 extraordinary items  . . . . . . . . . . . . . . . .      $ 7,851     $ 6,727    $28,437  $26,497 $23,171 $24,493 $(14,064)
Fixed interest charges  . . . . . . . . . . . . . . .       15,945      15,933     66,862   42,227  36,758  56,749   92,539
                                                           -------     -------    -------  ------- ------- ------- --------
Earnings (loss):
  Including fixed interest charges . . . . . . . . . .      23,796      22,660     95,299   68,724  59,929  81,242   78,475
  Excluding interest expense on deposits . . . . . . .      11,417      12,327     48,653   37,078  28,131  33,831   (4,778)
Fixed interest charges excluding interest
  expense on deposits . . . . . . . . . . . . . . . .        3,566       5,600     20,216   10,581   4,960   9,338    9,286
Ratios:
  Earnings including fixed interest charges
   to fixed interest charges  . . . . . . . . . . . .         1.49        1.42       1.43     1.63    1.63    1.43     0.85
  Earnings to fixed interest excluding
   interest on deposits . . . . . . . . . . . . . . .         3.20        2.20       2.41     3.50    5.67    3.62     0.51
Dollar deficiency of earnings to fixed
 interest charges . . . . . . . . . . . . . . . . . .      $     0     $     0    $     0  $     0 $     0 $     0 $ 14,064
                                                           =======     =======    =======  ======= ======= ======= ========
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
                                                                                                      AS ADJUSTED
                                                                                                      -----------
                                                                                              FOR THE THREE     FOR THE YEAR
                                                                                              MONTHS ENDED          ENDED
                                                                                                MARCH 31,        DECEMBER 31,
                                                                                                  1996              1995
                                                                                                  ----              ----
(IN THOUSANDS)
Earnings (loss) before income taxes and
 extraordinary items  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 7,482           $27,603
Fixed interest charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         16,363            67,911
                                                                                                 -------           -------
Earnings (loss):
  Including fixed interest charges  . . . . . . . . . . . . . . . . . . . . . . . . . . .         23,845            95,514
  Excluding interest expense on deposits  . . . . . . . . . . . . . . . . . . . . . . . .         11,835            49,702
Fixed interest charges excluding interest
 expense on deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3,984            21,265
Ratios:
  Earnings including fixed interest charges
   to fixed interest charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1.46              1.41
  Earnings to fixed interest excluding
   interest on deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2.97              2.34
  Dollar deficiency of earnings to fixed
   interest charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $    0           $     0
                                                                                                  ======           =======





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